UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DESIGNER EXPORT, INC.
(Exact name of registrant as specified in its charter)

Nevada	5130	68-0678185
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

21 Pulawska St, Suite 23
Lublin, Poland 20-051

Tel. +48-223896676

Fax. +48-224853458

(Address and telephone number of principal executive offices)

Incorp Services, Inc.

375 North Stephanie St, Suite 1411

Henderson, Nevada 89014-8909

Tel. (702) 866-2500

Fax.  (702) 866-2689

(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:	as soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer

|__|

Accelerated filer

|__|

Non-accelerated filer

|__|

Smaller reporting company

| X |

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER UNIT (1)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock	1,510,000	$0.05 per share	$75,500	$4.21

(1)	Determined arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated September 24, 2009

PROSPECTUS
Designer Export, Inc.
1,510,000 SHARES
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus for a period of up to two years from the effective date.

Our common stock is presently not traded on any market or securities exchange.

----------------

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK.  See section entitled "Risk Factors" on pages 7 - 13.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to become eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no  assurance  that a trading  market  will  develop  or,  if  developed,  that it will be  sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.
                                                           ----------------

The Date of This Prospectus Is: September 24, 2009

Summary

Prospective investors are urged to read this prospectus in its entirety.

Designer Export, Inc. is a Poland based corporation that intends to export fashionable apparel products from the USA to customers in its targeted markets, which currently is Poland.  We are a development stage company and do not have revenues or operations.  We have minimal assets and have incurred losses since inception.  To date, the only operations we have engaged in are the development of a business plan and execution of sales distribution agreement.  Our auditors have issued a going concern opinion.  This means that that there is substantial doubt that we can continue as an ongoing business for the next twelve months.

Designer Export, Inc intends to  purchase both men’s and women’s fashionable apparel  at auctions such as E-bay.com and MerchandiseLiquidations.com at highly discounted prices and then export them to retail stores in Poland to be sold to the end consumers.  All of the exported apparel will always be of the highest retail quality including brands such as: Ralph Lauren, Michael Kors, Nautica, Calvin Klein, Nine West, DKNY, Guess, Elie Tahari, Anne Klein, etc.  Management anticipates that the Company will be able to mark-up our purchased inventory 50%-75% of its actual cost.  On June 24, 2009 Sales Distribution Agreement was signed with “Artmex SP J” a Poland based clothing retailer.  We are also currently negotiating agreements with other Polish apparel retailers.

We were incorporated on March 31, 2009 under the laws of the state of Nevada.  Our principal office is located at 21 Pulawska St, Suite 23, Lublin, Poland, 20-051.  Our telephone number is +48-223896676, fax number +48-224853458.  Our fiscal year end is July 31.

The Offering:

Securities Being Offered	Up to 1,510,000 shares of common stock.
Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Terms of the Offering	The selling shareholders will determine when and how they will sell the common stock offered in this prospectus.
Termination of the Offering

The offering will conclude when all of the 1,510,000 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144 or we decide at any time to terminate the registration of the shares at our sole discretion.  In any event, the offering shall be terminated no later than two years from the effective date of this registration statement.

Securities Issued and to be Issued

1,510,000 shares of our common stock to be sold in this prospectus are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.
Market for the common stock

There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-the-Counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be come eligible for trading on the Over-the-Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of July 31,2009 (Audited)
Balance Sheet
Total Assets	$23,096
Total Liabilities	$299
Stockholders Equity	$22,797
Period from March 31, 2009 (date of inception)
to July 31,2009 (Audited)
Income Statement
Revenue	$-
Total Expenses	$803
Net Loss	$(803)

Risk Factors related to our Business and Industry

Please consider the following risk factors before deciding to invest in our common stock.  Any investment in our common stock is speculative.  You should carefully consider the risks described below and all of the information contained in this Prospectus before deciding whether to purchase our common stock.  If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.  Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business.  If any of these risks materialize, the trading price of our common stock could decline and you may lose all or part of your investment.

WE LACK AN OPERATING HISTORY AND THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES.  IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY SUSPEND OR CEASE OPERATIONS.

We were incorporated on March 31, 2009, and our net loss since inception is $803 of which $504 is for bank charges and $299 is for an incorporation service fee.  We have very little operating history upon which an evaluation of our future success or failure can be made.

Based upon current plans, we expect to incur operating losses in the foreseeable future because we will be incurring large expenses and generating small revenues.  Failure to generate significant revenues in the future will cause us to go out of business.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

While at July 31, 2009, we had cash on hand of $23,096 we have accumulated a deficit of $803 in business development and administrative expenses.  At this rate, we expect that we will only be able to continue operations for one year without additional funding.  We anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.  We have not generated any revenue from operations to date.  In order to expand our business operations, we anticipate that we will have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional financing available to us.  The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our sole director.

WE FACE STRONG COMPETITION FROM LARGER COMPANIES AND DOMESTIC COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

The wholesale and retail apparel trading industry is one of most competitive industries in the world.  This industry is highly fragmented, but it has a number of large corporations that operate several thousand retail locations throughout a country.  Larger corporations are in the market for businesses that have established themselves as profitable and have developed a brand name retail clothing line/locations.

The market for Designer products in the areas that we target is relatively new and, to a large extent, unproven, and it is uncertain whether products supplied by Designer Export, Inc. will achieve and sustain high levels of demand and market acceptance.  The development of the markets for Designer products will be dependent upon larger corporations and domestic companies.  Our prospective customers may have traditionally used other products.  Our products may be more expensive and customers may decide that the costs of buying our products may outweigh the benefits of doing so.  The market in which we operate is highly competitive, and if we fail to compete successfully, our business would be significantly harmed.

COMPETITION FOR POTENTIAL CUSTOMER ACCOUNTS IS INTENSE.  FAILURE TO COMPETE WILL AFFECT OUR FINANCIAL CONDITION.

Winning key customer accounts early in the growth of the market will be critical to our ability to grow our business.  Competition for potential customer accounts is intense.  Failing to obtain orders from potential customers, for competitive reasons or otherwise, and delays in the timing of product shipments under the orders we do obtain, would materially adversely affect our operating results, business and prospects and financial condition.

PRICE COMPETITION COULD NEGATIVELY AFFECT OUR GROSS MARGINS.

Price competition could negatively affect our operating results.  To respond to competitive pricing pressures, we will have to sell our products at lower prices in order to retain or gain market share and customers.  If our competitors offer discounts on certain products in the future, we will need to lower prices to match the competition, which could adversely affect our gross margins and operating results.  All of our larger competitors have significantly greater resources than we have and are better able to absorb losses.  Our market is new and our business model is unproven, which makes it difficult to evaluate our current business and future prospects.  Because this market is new, it is difficult to predict the future growth rate and size of this market.  The rapidly evolving nature of the markets in which we intend to sell our products, as well as other factors that are beyond our control, reduce our ability to accurately evaluate our future prospects and forecast quarterly or annual performance.  We expect that our visibility into future sales of our products, including both sales volumes and prices, will continue to be limited for the foreseeable future.

IF WE FAIL TO ACCURATELY FORECAST CUSTOMER DEMAND WE MAY HAVE EXCESS OR INSUFFICIENT INVENTORY, WHICH MAY HARM OUR BUSINESS.

Most of our customers will be wholesalers, who in turn sell our products to resellers and/or end users, which causes us to have limited visibility into ultimate product demand, making forecasting more difficult.  If we overestimate customer demand for our products or if purchase orders are cancelled or shipments delayed, we may end up with excess inventory that we cannot sell, which would harm our financial results.

A NUMBER OF FACTORS, MANY OF WHICH ARE OUTSIDE OUR CONTROL, MAY CAUSE OR CONTRIBUTE TO SIGNIFICANT FLUCTUATIONS IN OUR REVENUE.

Factors that may cause or contribute to fluctuations in our operating results and revenue include:

•

the adoption rate of designer products;

•

fluctuations in demand for our products;

•

timing of product shipments;

•

declines in average selling prices for our products;

The following factors, among others, affect our ability to forecast accurately our sales:

•

delayed, reduced or canceled purchase orders;

•

changes in the specific products or quantities our customers order;

•

we have limited visibility regarding the length of the sales cycle for our products, which may negatively affect our operating results.

IF WE FAIL TO SUCCESSFULLY MANAGE OUR RELASHIONSHIPS WITH RESELLERS OUR BUSINESS WOULD BE HARMED.

We may lose sales opportunities if we do not successfully develop and maintain strategic relationships with resellers of our products.  Our relationships with all of our resellers will be new, and we are unable to predict the extent to which resellers will be successful in marketing and selling our products.  Also, these relationships may be terminated at any time.  We need to maintain and expand our relationships with these companies, develop additional channels for the distribution and sale of our products and effectively manage these relationships.  If we fail to do so, our resellers may decide not to include our products among those that they sell or they may not make marketing and selling our products a priority.  In addition, our resellers may sell products that are competitive with ours.  If we fail to successfully manage our relationships with our resellers, our ability to sell Designer Export products into new markets and to increase our penetration into existing markets may be impaired and our business would be harmed.

OUR INTERNATIONAL OPERATIONS INVOLVE A VARIETY OF RISKS.

Our international operations involve a variety of risks, including:

•

unexpected changes in regulatory requirements, taxes, trade laws, tariffs, export quotas, custom duties or other trade restrictions;

•

different or unique competitive pressures as a result of, among other things, the presence of local businesses and other market players;

•

changes in a specific country’s or region’s political or economic conditions;

We have limited experience in marketing and selling our products abroad.  We may not be able to increase or maintain international market demand for our products, which may negatively affect our operating and financial results.

AS END USERS HAVE LESS DISCRETIONARY INCOME DUE TO THE CURRENT RECESSION OUR BUSINESS MAY HAVE DECLINE IN REVENUES.

Currently, the economic condition in Poland is in a recessionary state.  This slowdown in the economy has also greatly impacted apparel sales, which has halted to historical lows.  Many economists expect that this recession will continue until late-2009, at which point the economy will begin a prolonged recovery period.  As such, our business may have a decline in revenues and could be harmed as end users have less discretionary income.

OUR BUSINESS CAN BE AFFECTED BY CURRENCY RATE FLUCTUATIONS AS OUR WHOLESALERS/RESELLERS ARE IN POLAND AND ALL AUCTIONS AND OPERATIONS ARE IN AMERICAN DOLLARS.

All of our operations in Poland will be in Polish Zloty, while all auctions will be in American Dollars, so we are affected by changes in foreign exchange rates.  For the last 3 years the Polish Zloty has risen 27.3% against the US Dollar. If we are not able to successfully protect ourselves against those currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

BECAUSE OUR OFFICERS AND SOLE DIRECTOR OWN 66.52% OF OUR ISSUED AND OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Our officers and sole director own approximately 66.52% of the outstanding shares of our common stock.  Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets.  They will also have the power to prevent or cause a change in control.  The interests of our officers and sole director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR OFFICERS AND SOLE DIRECTOR HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our officers and sole director will only be devoting limited time to our operations.  Mr. Tarasevich, our president and sole director, intends to devote 30% of his business time to our affairs.  Ms. Paszko, our secretary, will be devoting approximately 20% of her business time to our affairs.  Because our officers and sole director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.  It is possible that the demands on Mr. Tarasevich and Ms. Paszko from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.  In addition, Mr. Tarasevich and Ms. Paszko may not possess sufficient time for our business if the demands of managing our business increase substantially beyond current levels.

IF MR. TARASEVICH, OUR CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER OR A DIRECTOR.  THIS COULD RESULT IN OUR OPERATIONS SUSPENDING, AND YOU COULD LOSE YOUR INVESTMENT.

We depend on the services of our Chief Executive Officer and sole director, Mr. Mikhail Tarasevich, for the future success of our business.  The loss of the services of Mr. Tarasevich could have an adverse effect on our business, financial condition and results of operations.  If he should resign or die we will not have a chief executive officer or a director.  If that should occur, until we find another person to act as our chief executive officer and director, our operations could be suspended.  In that event it is possible you could lose your entire investment.  We do not carry any key personnel life insurance policies on Mr. Tarasevich and we do not have a contract for his services.

BECAUSE MR. TARASEVICH, OUR CHIEF EXECUTIVE OFFICER AND SOLE DIRECTOR HAS NO FORMAL TRAINING IN FINANCIAL ACCOUNTING AND MANAGEMENT, IN THE FUTURE, THERE MAY NOT BE EFFECTIVE DISCLOSURE AND ACCOUNTING CONTROLS TO COMPLY WITH APPLICABLE LAWS AND REGULATIONS WHICH COULD RESULT IN FINES, PENALTIES AND ASSESSMENTS AGAINST US.

Our Chief Executive Officer and sole director Mr. Mikhail Tarasevich has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls.  Should he not have sufficient experience, he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.  However, because of the small size of our expected operations, we believe that Mr. Tarasevich will be able to monitor the controls he will have created and will be accurate in assembling and providing information to investors.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICERS AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officers and

Director is non-U.S. residents.  Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws.  Since all our assets will be located in Poland it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop.  We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed.  Our most likely source of additional capital will be through the sale of additional shares of common stock.  Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of investors’ shares.

OUR SHARES OF COMMON STOCK ARE SUBJECT TO THE “PENNY STOCK” RULES OF THE SECURITIES AND EXCHANGE COMMISSION AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

WHEN OUR SHARES OF COMMON STOCK COMMENCE TRADING ON THE OTC BULLETIN BOARD, THE TRADING PRICE MAY FLUCTUATE SIGNIFICANTLY AND STOCKHOLDERS MAY HAVE DIFFICULTY RESELLING THEIR SHARES.

 As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board.  When our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile.  These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock.  As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.

We have never operated as a public company.  We have no experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

Use of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

Determination of Offering Price

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily, by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,510,000 shares of common stock offered through this prospectus.  These shares were acquired from us in private placements that were exempt from registration provided under Regulation S of the Securities Act of 1933.  All shares were acquired outside of the United States by non-U.S. persons.  The shares include the following:

1.           960,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on June 24, 2009;

2.           550,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 that was completed on July 17, 2009.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering; and

4. the percentage owned by each upon completion of the offering.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
PIOTR MICHALOWSKI	80,000	80,000	Nil	Nil
LUKASZ KAMIL MAKSYMIUK	80,000	80,000	Nil	Nil
ANNA IZABELA WEREMCZUK	80,000	80,000	Nil	Nil
DARIUSZ JAN MALACH	80,000	80,000	Nil	Nil
OLESYA TARASENKO	80,000	80,000	Nil	Nil
TATIANA TARASENKO	80,000	80,000	Nil	Nil
NINA MOROZOVA	80,000	80,000	Nil	Nil
EVGENY TARASENKO	80,000	80,000	Nil	Nil
TATYANA BONDAREVA	80,000	80,000	Nil	Nil
DMITRY DROZDOV	80,000	80,000	Nil	Nil
JAN WALDEMAR CEPLIN	80,000	80,000	Nil	Nil
DANUTA CEPLIN	80,000	80,000	Nil	Nil
MIROSLAW JACEK PASZKO	50,000	50,000	Nil	Nil
MONIKA KARWAT	25,000	25,000	Nil	Nil
GRZEGORZ KAZIMIERZ KARWAT	25,000	25,000	Nil	Nil
PIOTR ADAM BLIZNIUK	25,000	25,000	Nil	Nil
KRZYSZTOF RYSZARD LEDWICH	25,000	25,000	Nil	Nil
ALENA HOTLIB	50,000	50,000	Nil	Nil
BOLESLAW ZUK	50,000	50,000	Nil	Nil
NATALLIA PRASMYTSKAYA	50,000	50,000	Nil	Nil
ALBERT JANUSZ SOWA	50,000	50,000	Nil	Nil
CEZARY KAROL DARCZUK	25,000	25,000	Nil	Nil
IRYNA PRAKAPOVICH	50,000	50,000	Nil	Nil
HANNA TARASEVICH (1)	25,000	25,000	Nil	Nil
VLADIMIR KANTEROUK	25,000	25,000	Nil	Nil
FRANCISZEK ZBIGNIEW PERCHUC	25,000	25,000	Nil	Nil
TOMASZ SZCZEPAN STEPNIEWSKI	25,000	25,000	Nil	Nil
GABRIEL HENRYK DOMANSKI	25,000	25,000	Nil	Nil

(1)

 Spouse of our director Mikhail Tarasevich.

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 4,510,000 shares of common stock issued and outstanding on the date of this prospectus.

Other than disclosed above, none of the selling shareholders:

1.

has had a material relationship with us other than as a shareholder at any time within the past three years;

2.

has ever been one of our officers or directors;

3.

is a broker-dealer; or a broker-dealer's affiliate.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily by adding a $0.03 premium to the last sale price of our common stock to investors.  This offering is priced at the time of the commencement of the offering and must remain offered at such price during the entire duration of the offering until and unless the security is subsequently listed on an exchange or is listed by a market maker on the OTC BB.  Currently the company is not so listed and there is no assurance that the stock will ever be so listed.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-

a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-

a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-

a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-

a toll-free telephone number for inquiries on disciplinary actions;

-

a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-

such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-

bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of September 18, 2009 there were 4,510,000 shares of our common stock issued and outstanding that are held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Hildja Saastamoinen has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by De Joya Griffith and Company, LLC to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Overview

We were incorporated in the State of Nevada on March 31, 2009.  We have not started the operations.  We intend to export women’s and men’s designer clothing and apparel from the USA to Poland.  This is one of the largest and most competitive industries in the world.  We have not generated any revenues and the only operation we have engaged in is the development of a business plan.  We maintain our statutory registered agent's office at 375 North Stephanie Street, Suite 1411, Henderson, Nevada 89014-8909.  Our business office is located at 21 Pulawska Street, Suite 23, Lublin, Poland 20-051.  Our telephone number is +48-223896676.

The industry in which we intend to compete and which includes wholesale/retail apparel is a $150 billion dollar per year industry.  There are over 162,841 businesses in the USA only that are actively engaged in the trade, wholesale and export of non-durable goods such as apparel.  In the retail apparel industry there are over 94,720 individual establishments that deal in apparel that is sold directly to the end user.

In Poland, the apparel market can be divided into two tiers: international (mostly European) brands and other apparel.  International brands are produced by approximately 10 sizable companies and currently account for some 28-30% of all Polish wholesale apparel sales.  The second tier, accounting for 68-70% of all apparel distributed, comprises small brands and store (or private-label) goods.

Why Apparel?

Currently, the economy the USA is in a recession.  This slowdown in the economy has also greatly impacted both apparel sales and prices, which have been reduced to historical lows, making it possible to purchase inventory 50-75% of its actual cost and leaving  an unusually high margin for a branded label merchandise business.  However many economists expect that this recession will continue until late-2009, at which point the economy will begin a prolonged recovery period.  Within normal economic conditions we still expect to be able to purchase our inventory at least 40% of its regular price at various American online auctions.  But if we fail to do so our business might fail.

Our plan of operations for the next twelve months is to earn revenue from sales of the exported designer brand merchandise.  Designer Export, Inc intends to  purchase both men’s and women’s fashionable apparel  at auctions such as E-bay.com and MerchandiseLiquidations.com at highly discounted prices and then export it to the retail stores in Poland to be sold to consumers.  All of the business’ exported apparel will always be of the highest retail quality including brands such as: Ralph Lauren, Michael Kors, Nautica, Calvin Klein, Nine West, DKNY, Guess, Elie Tahari, Anne Klein, etc.

Product Description

Designer Export, Inc intends to supply a variety of clothing to suit the needs of every individual, whether they are dressing for success or for an afternoon of leisure.  Some of the company's products include:

ITEM	DESCRIPTION	PRICE
1. Suits, Men	Ralph Lauren, classic, three button, 2 piece set, lined, cotton, unhemmed pants, olive stripes	$180.00
2. Coats, Men	Hugo Boss, hidden button front pockets, button tab at shoulders, belt, lined	$245.00
3. Jackets, Men	Michael Kors, button front, front side pockets, rainwear	$215.00
4. Sweaters, Men	Nautica, pullover, v-neck, cotton, red	$ 50.00
	Joseph & Lyman, pullover, ribbed trim detail, cotton/wool	$ 40.00
5. Shirts, Men	Calvin Klein, pullover, cotton/polyester, grey	$20.00
	Claiborne, button front, button cuffs, cotton, black	$30.00
6. Pants, Men	Polo by Ralph Lauren, zip fly, button waist, five pockets, corduroy feel, cotton/elastane, green	$40.00

ITEM	DESCRIPTION	PRICE
1. Dresses, Women	Nine West, 2 pieces dress set, cotton/poly/other, black	$60.00
	Kay Unger, hidden side zipper, lined, gem detailing, poly/acetate, black	$50.00
	DKNY, pullover, side belt oops, removable belt, baggy fit, cotton/span/ green	$60.00
2. Skirts, Women	Anne Klein, pull on, hook & bar closure, pleated detail throughout, lined, silk	$40.00
	Jones New York, two side seam pockets, silk/viscose, black	$50.00
3. Tops, Women	Elie Tahari, pull on jacket, embroidery detail throughout, cotton/silk, beige	$60.00
	Ralph Lauren, button front with French cuffs, semi sheer, silk, cream	$40.00
4. Pants, Women	Ellen Tracy, Pull on. Slide clasp with zip fly. Hidden button. Two front slant pockets, cotton/spandex, mahogany	$55.00

Competition

We are a new and unestablished company, have a weak competitive position in the industry and have not yet earned any revenues.  Instead we have an operational loss of $803 from March 31, 2009 (date of inception) to July 31, 2009.

We need capital to carry out our current business plan.  We also anticipate that we will require additional financing in order to execute our business plan.  We may not have sufficient financing to sustain our current operations.  Many of the companies with whom we compete have greater financial and technical resources than those available to us.  The market for designer clothing in Poland is unproven, and it is uncertain whether apparel exported by Designer Export, Inc will achieve and sustain high levels of demand and market acceptance.  The development of the markets for designer clothing will be dependent upon larger corporations, domestic companies and product pricing.

Presently in the local Polish market there are some well structured long standing designer apparel wholesalers and retailers in the marketplace.

Direct competitors include those wholesalers/retailers that carry some of the brands that Designer Export plans on carrying or could move easily into carrying, and are located throughout Poland.

Indirect competitors are those wholesalers/retailers in Poland that focus on a different target market and carry brands of the local designers.

Direct Competition:

•

Royal Collection (http://www.royalcollection.com.pl)

•

Ultimate Fashion (http://www.ultimatefashion.pl)

•

Brand New Products (http://www.brand.net.pl)

•

Hurtownia i Sklep Safaris (http://www.sarafis.pl)

•

Dora (http://www.dora.comweb.pl)

Indirect Competition:

•

Bianca Fashion (http://www.bianca.de)

•

ForgetMeNot (http://forgetmenot.pl)

•

Bon Prix (http://www.bonprix.pl)

•

Ryba (http://ryba.net.pl)

•

Scarlet Fashion Shop  (http://www.scarletmoda.pl)

Main Competition:

From a "look & feel" perspective, as well as consideration of designer brands that Designer Export, Inc intends to export, Royal Collection is considered the main competition in Poland.

In the Lubartow area, Scarlet Fashion Shop, located in Lublin and only 26.9 km away from Lubartow based Artmex SP J (the retailer we signed the Sales Agreement with) is considered to be the closest competition.

There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Development of Business

Designer Export has several potential methods of penetrating Polish market.  They are, from the least resource-intensive to the most resource intensive:

1.

Whole sell directly to retail stores or contact buying offices to be placed on their lists.

2.

Present the company's website to be able to be engaged into the e-commercing.

3.

Open a store.

Designer intends to begin with options 1 and later 2, above, and open a store only when or if we have the available resources and growth to warrant it (currently option 3 is highly questionable).  For now, the company plans to use a direct wholesales force and retailers.  These channels are the most appropriate because of time to market, reduced capital requirements, and fast access to established distribution channels.

On June 24, 2009 Sales Distribution Agreement was signed with “Artmex SP J”, Poland based clothing retailer.

The agreement with Artmex contains the following material terms:

1. Designer agrees to supply the Products and fill Artmex's written orders for Products in a timely manner, and in any event will use its best efforts to fill placed orders within a period of thirty days (30) days or less following receipt of any written order.

2. Artmex or Assigns has two options to pay for Products released by Designer to Artmex under this Agreement:  by wire transfer prior to product shipment; by sending a check/money order.  If Artmex decides to pay by check/money order, then Designer will apply a certain amount of days before shipping to have the check/money order cleared.

3. Product cost in this agreement will be determined according to the Product Description (above).  Designer   is entitled to make reasonable adjustment(s) to the price of the products; discounts can also be negotiated.  Artmex will pay shipping, unless other arrangements have been made.

4. Termination of this Agreement may be commenced upon thirty (30) days written Notice.  Termination  will be effective sixty days  (60) days  following  the date that  Notice  of  termination  is received  by the  non-terminating  Party.  Artmex or Assigns will be permitted to sell, market and distribute all Products (that have been ordered from Designer, or are in the possession of Artmex or Assigns at termination).

5. There are no set minimum quota requirements for sales under this Agreement.  Designer is obliged to assist in the completion of each sales order regardless of the quantity.  Orders will be taken on a case by cases basis by Designer.

The anticipated delivery date for the first Artmex shipment is between November 1 -20, 2009.  Initially, our director Mr. Mikhail Tarasevich will work with the current sales agreement.  In the future we also expect Mr. Tarasevich to work on potential sales/distribution agreements with other Polish wholesales, resellers and retailers.

We cannot guarantee that we will be able to find successful contracts with Polish apparel sellers, in which case our business may fail and we will have to cease our operations.

The distribution channel that has received the most attention recently is the Internet.  Although it now represents only a small portion of apparel sales (it has to do with the fit and trial issues and difficulties with color and texture perception on computer monitors) this distribution channel has the most potential for growth.  Consumers like the convenience of being able to shop from anywhere and at anytime they wish.  In the future, assuming available resources and growth of the company, the goal will be to implement a functional and professionally-designed website that will provide information about products and product updates, will accommodate shipment orders as well as online catalogs to purchase products.

Store opening will entirely depend on the success of our business and availability of funds in the future.

In the next 12 months in connection with our business operations we expect to incur the revenues of approximately $18,900 (assuming 3 orders per month are purchased at $1,050 and sold with 50% margin at $1,575).

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future.  Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.  If that occurs a judgment could be rendered against us that could cause us to cease operations.

Compliance with Government Regulation

We are not currently subject to direct federal, state or local regulation and we do not believe that government regulation will have a material impact on the way we conduct our business in Poland and the U.S.

Employees

We are a development stage company and we have no employees as of the date of this prospectus, other than our officers and sole director.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Offices

Our office is currently located at 21 Pulawska Street, Suite 23, Lublin, Poland, 20-051.  Our telephone number is +48-223896676, our fax number is +48-224853458.  This is the office of our Secretary, Ms. Urszula Dorota Paszko. We do not pay any rent to Ms. Paszko and there is no agreement to pay any rent in the future.  Such costs are immaterial to the financial statements and, accordingly have not been reflected therein. Upon the completion of our offering, we do not intend to establish an office elsewhere.

Legal Proceedings

We are not currently a party to any legal proceedings.  Our address for service of process in Nevada is 375 North Stephanie St, Suite 1411, Henderson, Nevada 89014-8909.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement we have 30 registered shareholders.

Rule 144 Shares

A total of 3,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.  The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of securities of the same class then outstanding, which will equal 45,100 shares as of the date of this prospectus; or

•	the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.

our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Plan of Operation

Following the date of this registration statement, our business plan is as follows:

We expect our first merchandise order to be shipped to Poland by the mid November 2009.  Currently we also work on additional sales/distribution agreements with other Polish based wholesalers and retailers.

We intend to contact approximately 50-60 prospective Polish retailers with high traffic flow in late October-November 2009.  Depending on the amount of agreements/orders that we manage to secure, we plan to keep exporting and selling the merchandise to Polish retailers.  In the next twelve months we plan to secure at least 3 orders per month.  The exact number of orders will depend on the success of our business and availability of funds.  We can not guarantee that we will be able to find successful agreements, in which case our business may fail and we will have to cease our operations.

Even if we are able to obtain sufficient number of sales agreements at the end of the twelve month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures as well as the ongoing expenses of inventory purchases.  Since each inventory purchase costs between $1,000-1,100, if we are unable to generate a significant amount of revenue, we may not be able to purchase additional inventory which will harm our operations.

For the first six months all our operations will be performed by our sole director, Mikhail Tarasevich.  In the next six months, we may hire a part time sales distribution person.  This individual will be an independent contractor compensated solely in the form of commissions, calculated as a percentage of net profits generated from sold merchandise orders.  The typical duties of the sales distribution person will be to find potential wholesalers/retailers to secure contracts and to retain existing customer base.  We expect to pay our sales distribution person nine percent of the net profits realized from our business.

By March of 2010, assuming available recourses and company growth as planned we intend to begin developing our website.  We plan to hire an outside web designer to help us design and develop our website.  The website development costs, including site design and implementation will be approximately $2,800.  The ongoing annual costs (including one-time domain registration fee at $95, site hosting - $30 per month with SBC Yahoo and search engine registration - $200 per year) come up to $325.  Updating and improving our website will continue throughout the lifetime of our operations.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs	$ 2,000
General administrative costs	600
Website development costs	2,800
Website ongoing costs	325
Inventory purchase (assuming 3 orders per month at $1,050)	37,800
Professional fees (assuming 9%)	5,184
Estimated cost of this offering	8,504

Total	$ 57,213

While we have sufficient funds on hand to commence business operations, our current cash reserves and our anticipated revenue are not sufficient, to meet our obligations for the next twelve-month period.  As a result, we will need to seek additional funding in the near future.

We anticipate that additional funding will be from the apparel sales revenues (approximately $18,900/per year) and also in the form of equity financing from the sale of our common stock.  We may seek to obtain short-term loans from our director as well, although no such arrangement has been made.  At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our obligations over the next twelve months.  We do not have any arrangements in place for any future equity financing.  If we are unable to raise the required financing, our operations could be materially adversely affected and we could be forced to cease operations.

Results of Operations for Period Ending July 31, 2009

Since our inception on March 31, 2009 to July 31, 2009, we incurred net loss of $803.  These operating expenses were comprised of $504 is for bank charges and $299 is for incorporation service fee.  As of July 31, 2009, we had cash of $23,096 in our bank accounts.  However, we anticipate that we will incur substantial losses over the next 12 months.

We have not attained profitable operations and are dependent upon obtaining financing to continue with our business plan.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Changes In and Disagreements with Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Reports to Security Holders

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

Directors, Executive Officers, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Name of Director	Age

Mikhail Tarasevich	48

Executive Officers:

Name of Officer	Age	Office

Mikhail Tarasevich	48	President, Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Accounting Officer
Urszula Dorota Paszko	34	Secretary

Biographical Information

Set forth below is a brief description of the background and business experience of our officers and sole director for the past five years.

From March 31, 2009 till August 21, 2009 Mr. Yauheni Rabok was our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.  On August 21, 2009 he sold his shares to Mr.  Tarasevich, resigned and was replaced by Mr. Tarasevich, who is Designer Export, Inc’s new President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.

Mr. Tarasevich obtained the Bachelor of Science with Education Degree (B.Sc.Ed), Major in Physics and Mathematics, from Brest University in June 1982.  After the graduation he worked as an Engineer for a small town of Tcherni and later as Sales Manager for various companies, including “StroiVest”, one of the largest wholesalers of home electronics such as televisions, radios, CD players, microwaves, washing machines, sound systems, etc. for LG, SONY and Panasonic.

Since 1999 Mr. Tarasevich has been self-employed working as an Owner/Consultant of an export/import company, working with wholesalers, distributors, retailers and marketing /advertising companies, mostly in Poland, dealing with all issues involving export and import, liaising with freight forwarders, issuing and preparing all necessary documents and paperwork.

Over the last 10 years Mr. Tarasevich  has been consulting companies importing or exporting various goods, including engineering equipment, water supply equipment, home appliances, dishware, glassware, men’s and women’s  apparel,  building materials, construction machinery, food and children’s toys, souvenirs.

Mr. Tarasevich has not been a member of the board of directors of any corporations during the last five years.  He intends to devote approximately 30% of his business time to our affairs.

Urszula Dorota Paszko, Secretary

Since March 2009, Urszula Dorota Paszko has been our Secretary.  In June of 2001 Ms. Paszko finished Secretary courses in Lublin, Poland and from March 2003 till October 2007 has been working as Secretary for a small Polish retailer company.  Since November 2007 Ms. Paszko has been working as sole proprietor owning a tile and bathroom accessory retail store in Lublin, Poland.

   During the past five years, Mr. Tarasevich and Ms. Paszko have not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Mr. Tarasevich or Ms. Paszko was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Tarasevich or Ms. Paszko’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officers and sole director.

Audit Committee Financial Expert

We do not have an audit committee financial expert.  We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive.  Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

Mikhail Tarasevich, our President will be devoting approximately 30% of his time to our operations and Urszula Dorota Paszko, our Secretary, will be devoting approximately 20% of her time to our operations.  Because Mr. Tarasevich and Ms. Paszko will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them.  As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on March 31, 2009 to July 31, 2009 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens ation ($)	Total ($)
Mikhail Tarasevich President, CEO, CFO, Treasurer, Chief Accounting Officer, and sole director Urszula Dorota Paszko Secretary	2009 2010 2009 2010	None None None None	None None None None	None None None None	None None None None	None None None None	None None None None	None None None None	None None None None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with any of our officers or director.  We do not pay any of them for acting as a director or officer.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Mikhail Tarasevich	2,500,000	55.43%
Stock	President, Chief Executive Officer, Chief Financial
	Officer, Treasurer, Chief Accounting Officer and sole Director
	21 Pulawska St, Suite 23,
	Lublin, Poland, 20-051 Urszula Dorota Paszko Secretary 21 Pulawska St, Suite 23, Lublin, Poland, 20-051	500,000	11.09%
Common	All Officers and Directors as a	3,000,000	66.52%
Stock	group that consists of one person	shares

The percent of class is based on 4,510,000 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

* Any of our directors or officers;
* Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
* Our sole promoter, Mikhail Tarasevich;
* Any relative or spouse of any of the foregoing persons who has the same house as such person;
* Immediate family members of directors, director nominees, executive officers and owners of 5% or more of our common stock.

Disclosure of Commission Position Of Indemnification for
Securities Act Liabilities

Our officers and sole director is indemnified as provided by the Nevada Revised Statutes and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction.  We will then be governed by the court's decision.

FINANCIAL STATEMENTS

Index to Financial Statements:

1.	Report of Independent Registered Public Accounting Firm;		F-1

2.	Audited financial statements for the period from inception (March 31, 2009) to July 31, 2009
	a.	Balance Sheet;	F-2
	b.	Statement of Operations;	F-3
	c.	Statement of Cash Flows;	F-4
	d.	Statement of Stockholder’s Equity; and	F-5
	e.	Notes to Financial Statements	F-6

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Stockholders

Designer Export, Incorporated

Lublin, Poland

We have audited the accompanying balance sheet of Designer Export, Inc. (A Development Stage Company) as of July 31, 2009, and the related statements of operations, stockholders’ equity, and cash flows from inception (March 31, 2009) to July 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Designer Export Inc. (A Development Stage Company) as of July 31, 2009, and the results of their operations and cash flows from inception (March 31, 2009) to July 31, 2009 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV

September 14, 2009

F-1

DESIGNER EXPORT, INC. (A Development Stage Company) Balance Sheet (Audited)

Assets
As of
July 31,
2009
Current Assets
Cash	$23,096

Total current assets	23,096
Total assets	$23,096

Liabilities and Stockholders’ Equity

Current Liabilities
Advance from director	$299

Total current liabilities	299
Total liabilities	299

Stockholders’ Equity

Common stock, $0.001 par value, 75,000,000 shares authorized;
4,510,000 shares issued and outstanding	4,510
Additional paid-in-capital	19,090
Deficit accumulated during the development stage	(803)
Total stockholders’ equity	22,797
Total liabilities and stockholders’ equity	$23,096

The accompanying notes are an integral part of these financial statements.

DESIGNER EXPORT, INC. (A Development Stage Company) Statement of Operations (Audited)
From Inception (March 31, 2009) to July 31, 2009

Revenues	$-

Expenses
General and administrative	803
Net loss from operations	(803)
Net loss	$(803)

Loss per common share -basic	$ Nil

Weighted Average Number of Common Shares Outstanding-basic	2,470,163

The accompanying notes are an integral part of these financial statements.

DESIGNER EXPORT, INC. (A Development Stage Company) Statement of Stockholders’ Equity From Inception (March 31, 2009) to July 31, 2009 (Audited)
	Number of common shares	Amount	Additional paid-in- capital	Deficit accumulated during development stage	Total stockholders’ equity

Balance at inception (March 31, 2009)
	-	$ -	$ -	$ -	$ -
May 2009 Common shares
issued for cash at $0.001	3,000,000	3,000	-	-	3,000

June 2009 Common shares
issued for cash at $0.01	960,000	960	8,640		9,600

July 2009 Common shares
Issued for cash at $0.02	550,000	550	10,450		11,000

Net (loss)				(803)	(803)
Balance as of July 31, 2009 (audited)	4,510,000	$ 4,510	$ 19,090	$ (803)	$ 22,797

The accompanying notes are an integral part of these financial statements.

DESIGNER EXPORT, INC. (A Development Stage Company) Statement of Cash Flows (Audited)
From Inception (March 31, 2009) to July 31, 2009
Cash flows from operating activities
Net loss	$(803)
Net cash used by operating activities	(803)

Cash flows from financing activities
Advance from director	299
Proceeds from issuance of common stock	23,600
Net cash provided by financing activities	23,899

Net increase in cash and equivalents	23,096

Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$23,096

Supplemental cash flow information:

Cash paid for:

Interest	$-

Taxes	$-

The accompanying notes are an integral part of these financial statements.

DESIGNER EXPORT, INC.

(A Development Stage Company)

Notes to Financial Statements

July 31, 2009

(Audited)

NOTE 1- NATURE OF OPERATIONS AND BASIS OF PRESENTATION

DESIGNER EXPORT, INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on March 31, 2009.  The Company is in the development stage as defined under Statement on Financial Accounting Standards No. 7, Development Stage Enterprises (“SFAS No.7”) and its efforts are primarily devoted to exporting designer brand apparel from the United States to Poland. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception (March 31, 2009) through July 31, 2009, the Company has accumulated losses of $803.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statement of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Fiscal Periods

The Company's fiscal year end is July 31.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred losses since inception resulting in an accumulated deficit of $803 as of July 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions

The  preparation  of  financial  statements  in conformity with accounting principles generally  accepted  in  the  United States requires  management  to make estimates and assumptions that  affect  the reported amounts of  assets and liabilities and disclosure of contingent assets and liabilities at  the  date  of  the  financial  statements  and the reported amounts of  revenues  and    expenses  during  the  reporting  period. Actual results could differ from those estimates.

Foreign Currency Translation

The Company's functional currency and its reporting currency is the United States dollar.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments approximates their fair value because of the short maturity of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with SFAS 123(R).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

DESIGNER EXPORT, INC.

(A Development Stage Company)

Notes to Financial Statements

July 31, 2009

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” and clarified by FIN 48 “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.”  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

The Company computes net loss per share in accordance with SFAS No. 128,"Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic  EPS  is  computed   by  dividing  net  loss  available  to   common stockholders  (numerator)  by  the   weighted  average  number  of  shares outstanding (denominator) during the period.  Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period. Diluted EPS excludes all potentially dilutive shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles” (“SFAS 168”) and in doing so, authorized the Codification as the sole source for authoritative U.S. GAAP.   SFAS No. 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  The Company will begin to use the new Codification when referring to GAAP in its annual report on Form 10-K for the fiscal year ending July 31, 2010. This will not have an impact on the results of the Company.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 167, “Amendments to FASB Interpretation No. 46(R),” (“SFAS 167”). The amendments include: (1) the elimination of the exemption for qualifying special purpose entities, (2) a new approach for determining who should consolidate a variable-interest entity, and (3) changes to when it is necessary to reassess who should consolidate a variable-interest entity. SFAS 167 is effective for the first annual reporting period beginning after November 15, 2009 and for interim periods within that first annual reporting period. The Company will adopt SFAS 167 in fiscal 2010. The Company does not expect that the adoption of SFAS 167 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 166, “Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140,” (“SFAS 166”). SFAS 166 eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity’s continuing involvement in and exposure to the risks related to transferred financial assets. SFAS 166 is effective for fiscal years beginning after November 15, 2009. The Company will adopt SFAS 166 in fiscal 2010. The Company does not expect that the adoption of SFAS 166 will have a material impact on the financial statements.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 165, “Subsequent Events,” (“SFAS No. 165”). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 applies to both interim financial statements and annual financial statements. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. SFAS 165 does not have a material impact on our financial statements.

DESIGNER EXPORT, INC.

(A Development Stage Company)

Notes to Financial Statements

July 31, 2009

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In April 2009, the FASB issued Financial Staff Position No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  FAS 157-4 is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FAS 157-4 will have a material impact on its financial condition or results of operation.

In December 2008, the FASB issued Financial Staff Position No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  FAS 140-4 is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted FAS 140-4 effective March 31, 2009.  The adoption had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued Financial Staff Position No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FAS 132(R)-1”).  FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. FAS 132 (R)-1 is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of  FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued Financial Staff Position No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active. FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial  Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our financial position and results of operations if adopted.

DESIGNER EXPORT, INC.

(A Development Stage Company)

Notes to Financial Statements

July 31, 2009

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

 In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS

No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133”.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its financial position, results of operations or cash flows.

In December 2007, the SEC issued Staff Accounting Bulletin (SAB) No. 110 regarding the use of a "simplified" method, as discussed in SAB No. 107 (SAB 107), in developing an estimate of expected term of "plain vanilla" share options in accordance with SFAS No. 123 (R), Share-Based Payment.  In particular, the staff indicated in SAB 107 that it will accept a company's election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. At the time SAB 107 was issued, the staff believed that more detailed external information about employee exercise behavior (e.g., employee exercise patterns by industry and/or other categories of companies) would, over time, become readily available to companies. Therefore, the staff stated in SAB 107 that it would not expect a company to use the simplified method for share option grants after December 31, 2007. The staff understands that such detailed information about employee exercise behavior may not be widely available by December 31, 2007. Accordingly, the staff will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. The Company currently uses the simplified method for “plain vanilla” share options and warrants, and will assess the impact of SAB 110 for fiscal year 2009. It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”.  This statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Before this statement was issued, limited guidance existed for reporting noncontrolling interests. As a result, considerable diversity in practice existed. So-called minority interests were reported in the consolidated statement of financial position as liabilities or in the mezzanine section between liabilities and equity. This statement improves comparability by eliminating that diversity. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (that is, January 1, 2009, for entities with calendar year-ends). Earlier adoption is prohibited. The effective date of this statement is the same as that of the related Statement 141 (revised 2007). It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

DESIGNER EXPORT, INC.

(A Development Stage Company)

Notes to Financial Statements

July 31, 2009

(Audited)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2007, the FASB, issued FAS No. 141 (revised 2007), “Business Combinations”.  This Statement replaces FASB Statement No. 141, Business Combinations, but retains the fundamental requirements in Statement 141.  This Statement establishes principles and requirements for how the acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The effective date of this statement is the same as that of the related FASB Statement No.  160, “Noncontrolling Interests in Consolidated Financial Statements”.   It is not believed that this will have an impact on the Company’s financial position, results of operations or cash flows.

NOTE 3- STOCKHOLDERS’ EQUITY

The authorized capital of the Company is 75,000,000 common shares with a par value of $ 0.001 per share.

On May 8, 2009, the Company issued 2,500,000 shares of common stock to a director at a price of $0.001 per share for total cash proceeds of $2,500.

On May 27, 2009, the Company issued 500,000 shares of common stock at a price of $0.001 per share for total cash proceeds of $500.

On June 23, 2009, the Company issued 960,000 shares of common stock at a price of $0.01 per share for total cash proceeds of $9,600.

On July 16, 2009, the Company issued 550,000 shares of common stock at a price of $0.02 per share for total cash proceeds of $11,000.

During the period from (inception) March 31, 2009 to July 31, 2009, the Company sold a total of 4,510,000 shares of common stock for total cash proceeds of $23,600.

NOTE 4 - INCOME TAXES

As of July 31, 2009, the Company had net operating loss carry forwards of $803 that may be available to reduce future years’ taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Components of net deferred tax assets, including a valuation allowance, are as follows at July 31, 2009

2009
Deferred tax assets:
Net operating loss carry forward	$803
Total deferred tax assets	281
Less: valuation allowance	(281)
Net deferred tax assets	$-

The valuation allowance for deferred tax assets as of July 31, 2009 was $281. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of July 31, 2009.

Reconciliation between the statutory rate and the effective tax rate is as follows at July 31, 2009:

2009
Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%
Effective tax rate	-%

NOTE 5- RELATED PARTY TRANSACTIONS

On March 31, 2009, the Company received an advance from the Director in the amount of $299. The amount due to this party is non-interest bearing, due upon demand and unsecured.

On May 8, 2009, the director purchased 2,500,000 shares of common stock in the Company at $0.001 per share for $2,500 (See Note 3- Stockholders’ Equity).

On August 21, 2009, Mr. Rabok sold his 2,500,000 restricted shares of common stock in consideration for $2,500 cash to Mr. Mikhail Tarasevich, who is Designer Export, Inc’s new President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.

SUBJECT TO COMPLETION, DATED September  24, 2009

PROSPECTUS

DESIGNER EXPORT, INC.

1,510,000 SHARES

COMMON STOCK

Dealer Prospectus Delivery Obligation

Until ________________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus.  This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II.  Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$4
Transfer Agent Fees	2,500
Accounting fees and expenses	3,800
Legal fees and expenses	1,700
Edgar filing fees	500

Total	$8,504

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our officers and sole director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 2,500,000 shares of our common stock to Mr. Rabok on May 8, 2009, who was our President, Chief Executive Officer, Treasurer, and our sole Director till August 21, 2009.  He acquired these 2,500,000 shares at a price of $0.001 per share for total proceeds to us of $2,500.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

In connection with this issuance, Mr. Rabok was provided with access to all material aspects of the company, including the business, management, offering details, risk factors and financial statements.

He also represented to us that he was acquiring the shares as principal for his own account with investment intent.  He also represented that he was sophisticated, having prior investment experience and having adequate and reasonable opportunity and access to any corporate information necessary to make an informed decision.  This issuance of securities was not accompanied by general advertisement or general solicitation.  The shares were issued with a Rule 144 restrictive legend.

On August 21, 2009, Mr. Rabok sold his 2,500,000 restricted shares of common stock in consideration for $2,500 cash to Mr. Mikhail Tarasevich, who is Designer Export, Inc’s new President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors.

We issued 500,000 shares of our common stock to Urszula Dorota Paszko on May 27, 2009.  Ms. Paszko is Secretary.  She acquired these 500,000 shares at a price of $0.001 per share for total proceeds to us of $500.00.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act").

We completed an offering of 960,000 shares of our common stock at a price of $0.01 per share to the following 12 purchasers on June 24, 2009:

Name of Subscriber	Number of Shares
PIOTR MICHALOWSKI	80,000
LUKASZ KAMIL MAKSYMIUK	80,000
ANNA IZABELA WEREMCZUK	80,000
DARIUSZ JAN MALACH	80,000
OLESYA TARASENKO	80,000
TATIANA TARASENKO	80,000
NINA MOROZOVA	80,000
EVGENY TARASENKO	80,000
TATYANA BONDAREVA	80,000
DMITRY DROZDOV	80,000
JAN WALDEMAR CEPLIN	80,000
DANUTA CEPLIN	80,000

The total amount received from this offering was $9,600.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 550,000 shares of our common stock at a price of $0.02 per share to the following 16 purchasers on July 17, 2009:

Name of Subscriber	Number of Shares
MIROSLAW JACEK PASZKO	50,000
ALENA HOTLIB	50,000
BOLESLAW ZUK	50,000
ALBERT JANUSZ SOWA	50,000
IRYNA PRAKAPOVICH	50,000
NATALLIA PRASMYTSKAYA	50,000
MONIKA KARWAT	25,000
GRZEGORZ KAZIMIERZ KARWAT	25,000
PIOTR ADAM BLIZNIUK	25,000
KRZYSZTOF RYSZARD LEDWICH	25,000
CEZARY KAROL DARCZUK	25,000
HANNA TARASEVICH	25,000
VLADIMIR KANTEROUK	25,000
FRANCISZEK ZBIGNIEW PERCHUC	25,000
TOMASZ SZCZEPAN STEPNIEWSKI	25,000
GABRIEL HENRYK DOMANSKI	25,000

The total amount received from this offering was $11,000.  We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor any other person on our behalf to make directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required by law to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Hildja Saastamoinen, with consent to use
10.1	Sales Distribution Agreement with Polish Distributor
23.1	Consent of De Joya Griffith and Company, LLC

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the

Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.

Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Lublin, Poland, on September 24, 2009.

Designer Export, Inc.

By:/s/ Mikhail Tarasevich
Mikhail Tarasevich
President, Chief Executive Officer,
Treasurer, Chief Accounting Officer, Chief Financial Officer and sole Director

By:/s/ Urszula Dorota Paszko
Urszula Dorota Paszko

Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Mikhail Tarasevich	President, Chief Executive	September 24, 2009
Officer, Treasurer,
Mikhail Tarasevich	Chief Accounting Officer,
Chief Financial Officer
and sole Director
/s/ Urszula Dorota Paszko	Secretary	September 24, 2009

Urszula Dorota Paszko

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Ms. Hildja Saastamoinen, with consent to use
10.1	Sales Distribution Agreement with Polish Distributor
23.1	Consent of De Joya Griffith and Company, LLC